EXHIBIT 99.1

BLUE CHIP TECHNOLOGIES LTD.

FINANCIAL STATEMENTS

PERIODS ENDING SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

BLUE CHIP TECHNOLOGIES LTD.

Independent Auditor’s Report

Board of Directors and Stockholder

Blue Chip Technologies Ltd.

Andover, Massachusetts

We have audited the accompanying balance sheets of Blue Chip Technologies Ltd. (the Company), a Massachusetts corporation, as of September 30, 2006 and December 31, 2005, and the related statements of operations, stockholder’s deficit, and cash flows for the nine months ended September 30, 2006 and the year ended December 31, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Chip Technologies Ltd. as of September 30, 2006 and December 31, 2005, and the results of their operations and their cash flows for the nine months ended September 30, 2006 and the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

VITALE, CATURANO & COMPANY, LTD.

March 16, 2007

Boston, Massachusetts

BLUE CHIP TECHNOLOGIES LTD.
BALANCE SHEETS

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$407,903	$239,378
Accounts receivable, current portion	313,376	528,464
Unbilled receivable	362,378	—
Inventories	51,027	34,568
Prepaid expenses and other current assets	16,924	56,861
Total current assets	1,151,608	859,271
Property and equipment, net	60,613	47,751
Unbilled receivable, net of current portion	472,649	—
Other assets	—	13,600
	$1,684,870	$920,622
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Line of credit	$88,156	$178,156
Accounts payable	88,342	125,949
Accrued liabilities	99,658	112,075
Deferred revenue, current portion	2,575,216	1,764,498
Total current liabilities	2,851,372	2,180,678
Deferred revenue, net of current portion	108,000	—
Total liabilities	2,959,372	2,180,678
Commitments, contingencies and guarantees
Stockholder’s deficit:
Common stock, Class A, $0.01 par value
Authorized—5,900,000 shares; 5,900,000 shares issued and outstanding	59,000	59,000
Common stock, Class B, $0.01 par value
Authorized—4,130,108 shares; Issued and outstanding—none	—	—
Accumulated deficit	(1,333,502)	(1,319,056)
Total stockholder’s deficit	(1,274,502)	(1,260,056)
	$1,684,870	$920,622

BLUE CHIP TECHNOLOGIES LTD.

STATEMENTS OF OPERATIONS

	Nine months ended September 30, 2006	Year ended December 31, 2005

Revenue:
Licenses and implementation	$114,915	$1,193,677
Service and support	1,723,146	2,748,404
Total revenue	1,838,061	3,942,081
Cost of revenue:
Licenses and implementation	341,335	435,257
Service and support	361,916	452,538
Total cost of revenue	703,251	887,795
Gross profit	1,134,810	3,054,286
Operating expenses:
Sales and marketing	691,266	1,087,626
Research and development	497,995	803,033
General and administrative	577,732	984,570
Gain on settlement of litigation, net of legal fees	(4,016,749)	—
Total operating (income) expenses, net	(2,249,756)	2,875,229
Income from operations	3,384,566	179,057

Interest and other income (expense), net	2,549	(2,946)
Income before income tax provision	3,387,115	176,111
Income tax provision	14,165	3,532
Net income	$3,372,950	$172,579

BLUE CHIP TECHNOLOGIES LTD.

STATEMENTS OF STOCKHOLDER’S DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND YEAR ENDED DECEMBER 31, 2005

	Common Stock, Class A		Common Stock, Class B			Total
	Number of Shares	$0.01 Par Value	Number of Shares	$0.01 Par Value	Accumulated Deficit	Stockholder’s Deficit
Balance, December 31, 2004	5,900,000	$59,000	—	$—	$(1,407,511)	$(1,348,511)
Net income	—	—	—	—	172,579	172,579
Distribution to stockholder	—	—	—		(84,124)	(84,124)
Balance, December 31, 2005	5,900,000	59,000			(1,319,056)	(1,260,056)
Net income	—	—	—	—	3,372,950	3,372,950
Distribution to stockholder					(3,387,396)	(3,387,396)
Balance, September 30, 2006	5,900,000	$59,000	—	$—	$(1,333,502)	$(1,274,502)

BLUE CHIP TECHNOLOGIES LTD.

STATEMENTS OF CASH FLOWS

	Nine months ended September 30, 2006	Year ended December 31, 2005
Cash Flows from Operating Activities:
Net income	$3,372,950	$172,579
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	23,027	102,004
Non-cash gain on settlement of litigation	(821,949)
Loss on write off of disposal of property and equipment	—	22,684
Changes in assets and liabilities—
(Increase)/ decrease in:
Accounts receivable	215,088	133,363
Unbilled receivable	170,922	—
Prepaid expenses and other current assets	39,937	(34,873)
Inventories	(16,459)	(10,490)
Other assets	13,600	3,500
Increase/(decrease) in:
Accounts payable	(37,607)	(26,422)
Accrued liabilities	(12,417)	18,522
Deferred revenue	734,718	(29,716)
Net cash provided by operating activities	3,681,810	351,151
Cash Flows from Investing Activities:
Purchases of property and equipment	(35,889)	(19,910)
Net cash used in investing activities	(35,889)	(19,910)
Cash Flows from Financing Activities:
Net payment on line of credit	(90,000)	(62,000)
Distribution to stockholder	(3,387,396)	(84,124)
Net cash used in financing activities	(3,477,396)	(146,124)
Net increase in cash and cash equivalents	168,525	185,117
Cash and cash equivalents, beginning of period	239,378	54,261
Cash and cash equivalents, end of period	$407,903	$239,378
Supplemental disclosures of cash flow information:

Cash paid for interest	$8,439	$15,946
Cash paid for income taxes	$2,714	$3,532

The accompanying notes are an integral part of these financial statements

(1) Operations

Blue Chip Technologies Ltd. (“BlueChip” or the “Company”) is a Massachusetts corporation formed in 1993, whose principal business is providing electronic forms automation, document imaging and object archiving solutions to the healthcare marketplace. The Company also sells software technologies for the “fixed content management” marketplace, through the use of BlueChip’s ultra high-performance ObjectArchive software in conjunction with large scale NAS, SAN, or optical jukebox facilities.

(2) Summary of Significant Accounting Policies

(a) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from the recorded estimates.

(b) Revenue Recognition

The Company derives its revenue from primarily two sources (i) product revenue, which includes software license and implementation and (ii) service and support revenue, which includes software maintenance and support, training and consulting revenue. The Company licenses its software products on a perpetual basis. The Company generates revenue from licensing the rights to use its software products.  The Company’s products are sold directly to end-users without any specifically stated rights of return.

The Company recognizes revenue from the license of software products when persuasive evidence of an arrangement exists, the products have been delivered, the fee is fixed or determinable, collection of the resulting receivable is probable and there are no uncertainties regarding customer acceptance. If an arrangement includes an acceptance provision and acceptance is uncertain then the Company will defer all revenue until the customer accepts the products. Acceptance in these instances generally occurs upon the earlier of receipt of a written customer acceptance or expiration of the acceptance period. Software maintenance and support revenue is recognized over the term of the related maintenance period.  Other service revenue is recognized as the services are performed.

The Company’s transactions frequently involve the sales of software and related services under multiple element arrangements. Revenue under multiple element arrangements is allocated to each element, to the extent vendor-specific objective evidence (VSOE) of fair value exists, under the residual method, in accordance with Statement of Position (“SOP”)  98-9, Modification of SOP 97-2, “Software Revenue Recognition, With Respect to Certain Transactions.” Under this method, revenue is allocated first to all undelivered elements, based on the fair value of those elements, which is the price charged when these elements are sold separately and unaccompanied by other elements. The Company’s implementation services are not essential to the functionality of the software as these services do not alter the capabilities of the software and do not carry a significant degree of risk to perform. The Company has established VSOE of fair value for its support services but not for its software license or implementation services.  Whenever the software license, installation services and support services are sold together, the Company first allocates revenue to the support services based upon the respective fair value and the remaining revenue is then allocated to the software license and installation services.  Recognition of revenue from software licenses sold with implementation services is recognized once the software license has been delivered and the installation services have been completed and accepted by the customer. To the extent that a discount is offered in the arrangement, the entire discount is allocated to the delivered element or elements.

The Company’s short term deferred revenue is comprised primarily of revenue associated with the sale of software licenses and implementation services for which the implementation services have not yet been performed and accepted by the customer.  The other components of deferred revenue are the amounts primarily from software maintenance and support contracts. At September 30, 2006 and December 31, 2005, deferred revenue consisted of the following:

	September 30, 2006	December 31, 2005
Deferred revenue—licenses and implementation	$2,046,945	$1,334,243
Deferred maintenance and support	553,223	398,421
Deferred media product sales	83,048	56,835
	$2,683,216	$1,764,498

Deferred maintenance and support includes long term deferred revenue of $108,000 at September 30, 2006 and none at December 31, 2005.

(c) Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

(d) Accounts Receivable and Related Reserves

The Company records trade accounts receivable at the amount management expects to collect from outstanding balances.  Management estimates the return reserve based upon (1) an account specific review of potential returns from recent sales, where a return probability is known and (2) an estimate based upon past historical returns as a percentage of revenue, among other things.  Management specifically analyzes accounts receivable balances and historical bad debts, customer credit-worthiness, current economic trends and changes in customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts. The Company does not have any off-balance-sheet credit exposure to its customers.  The Company did not have an allowance for doubtful accounts at September 30, 2006 and December 31, 2005.

(e) Inventories

Inventories consist of media purchased from third-party vendors, all of which are considered finished goods and are stated at lower of cost or market, with cost determined on the first-in, first-out basis. The Company reviews its inventory at the end of each month to ensure that there are no factors that would render the inventory excess or obsolete. To determine obsolescence, the Company considers current market conditions as well as specific vendor information related to the hardware products sold by the Company. If inventory is considered excess or obsolete, then the Company will write the inventory down to net realizable value.  The Company does not have an allowance for excess or obsolete inventory as of September 30, 2006 and December 31, 2005.

(f) Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is calculated using straight-line methods over the following useful lives:

Asset Classification	Estimated Useful Life	September 30, 2006	December 31, 2005
Computer software	3 years	$43,734	$18,774
Furniture and equipment	3 years	$300,822	$289,893
Leasehold improvements	Lesser of lease term or useful life	$14,266	$14,266
		$358,822	$322,933
Less—Accumulated depreciation and amortization		$(298,209)	$(275,182)
		$60,613	$47,751

Depreciation and amortization expense was $23,027 and $102,004 for the nine months ended September 30, 2006 and year ended December 31, 2005, respectively.  The Company capitalizes expenditures that materially increase asset lives and charges ordinary repairs and maintenance to operations as incurred.

(2) Summary of Significant Accounting Policies (continued)

(g) Software Development Costs

Software development costs are considered for capitalization when technological feasibility is established in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed.”  The Company sells software in a market that is subject to technological change, new product introductions and changing customer needs. Accordingly, the Company has determined that it cannot determine technological feasibility until the development state of the product is nearly complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short and, consequently, the amounts that could be capitalized are not material to the Company’s financial position or results of operations. Consequently, no amounts have been capitalized.

(h) Advertising Expense

The Company recognizes advertising expense as incurred. For the nine months ended September 30, 2006 and the year ended December 31, 2005 the Company recognized $8,845, and $21,062, respectively, as advertising expense.

(i) Stock Based Compensation

General.  Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (revised 2004), “Share Based Payment”, or SFAS 123(R), which is a revision of Statement No. 123 (“SFAS 123”) “Accounting for Stock Based Compensation.” SFAS 123R supersedes Accounting Principles Board (“APB”) No. 25 (“APB 25”), “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95 “Statement of Cash Flows.”  SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative.

SFAS 123(R) requires nonpublic companies that used the minimum value method in SFAS 123 for either recognition or pro forma disclosures to apply SFAS 123(R) using the prospective-transition method. As such, the Company will continue to apply APB 25 in future periods to equity awards outstanding at the date of SFAS 123(R)’s adoption that were measured using the minimum value method. In accordance with the requirements of SFAS 123(R), the Company will not present pro forma disclosures for periods prior to the adoption of SFAS 123(R) as the estimated fair value of the Company’s stock options granted through December 31, 2005 was determined using the minimum value method.

Effective with the adoption of SFAS 123(R), the Company has elected to use the Black-Scholes option pricing model to determine the weighted-average fair value of options granted. In accordance with SFAS 123(R), the Company will recognize the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

Accounting for options.  Prior to January 1, 2006, the Company accounted for employee stock-based compensation in accordance with the provisions of Financial Accounting Standards Board Interpretation No. 44,  “Accounting for Certain Transactions Involving Stock Compensation—an Interpretation of APB No. 25”, and complied with the disclosure provisions of SFAS 123, and related Statement of Financial Accounting Standard No. 148,  “Accounting for Stock-Based Compensation—Transaction and Disclosure. Under APB 25”, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price of the option. The Company amortizes such stock-based compensation using the straight-line method over the vesting period.

At the date of each option grant, the Company’s board of directors determined that the exercise price for each option was equivalent to the then-existing fair value of the Company’s common stock.  The Company’s board of directors believes it properly valued the Company’s common stock in all periods.

During the twelve months ended December 31, 2005, the Company granted 200,000 stock options with an exercise price of $.35 per share.

(2) Summary of Significant Accounting Policies (continued)

See Note 6 for a summary of the stock option activity under the Company’s stock-based employee compensation plan for the nine months ended September 30, 2006, and the twelve months ended December 31, 2005.

(j) Concentration of Credit Risk, Fair Value of Financial Instruments and Significant Customers

The amount reflected in the balance sheets for cash and cash equivalents, accounts receivable, unbilled receivable, accounts payable, accrued expenses and line of credit approximate their fair value due to their short-term maturities. Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company’s cash and cash equivalents are held with financial institutions and, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  The Company believes it is not exposed to any significant risk on cash.

The Company has not experienced significant losses related to receivables from individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk is believed by management to be inherent in the Company’s accounts receivable.

As of September 30, 2006, one customer accounted for 11% of the Company’s accounts receivable balance. As of December 31, 2005, this same customer accounted for 12% of the Company’s accounts receivable balance.  As of September 30, 2006 and December 31, 2005 one customer accounted for 15% and 26% of the Company’s revenue, respectively.  As of September 30, 2006, another customer accounted for slightly over 10% of the Company’s revenue.   The Company does not believe that this concentration of credit risk represents a material risk of loss with respect to its financial position for the periods presented.

(k) New Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” (“FIN 48”),  which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS 109.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 becomes effective for fiscal years beginning after December 15, 2006.  The Company is currently assessing the impact of FIN 48 on the Company’s financial position and results of operations.

(3) Accrued Liabilities

Accrued liabilities consist of the following:

	September 30, 2006	December 31, 2005
Accrued salaries and benefits	$68,457	$32,526
Accrued consulting and professional fees	12,280	67,184
Other accrued expenses	18,921	12,365
	$99,658	$112,075

(4) Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for purposes of federal income taxes.  As a result, the principal tax consequences of transactions within the corporation flow through to the stockholder, including benefits and charges to future periods.  The stockholder then reports the Company’s income on his return.  The Company incurs state income taxes and has recognized a provision for current state income taxes in the accompanying statements of operations.

(5) Stockholder’s Equity

The Company has 5,900,000 shares of Class A voting common stock authorized, issued and outstanding.

The Company has 4,130,108 shares of Class B, non voting, common stock authorized.  None is issued or outstanding.  These shares have been reserved to provide shares for the 2000 Stock Incentive Plan and 2005 Stock Incentive Plan.  Class  B shares are distinguished from Class A shares principally because they do not have voting rights.

(6) Stock Based Compensation

Blue Chip Technologies Ltd. Stock Incentive Plans:

On August 10, 2004, the Board of Directors approved the 2000 Stock Incentive Plan to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company.  Employees, officers, directors, consultants and advisors are eligible to participate in the 2000 Stock Incentive Plan, which provides for 25% vesting on each anniversary of the grant date.  The contractual term of a grant is 10 years.  Vested options can be exercised up to 90 days after the termination of the recipient’s relationship with the Company.

On April 18, 2005, the Board of Directors approved the 2005 Stock Incentive Plan to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company.  Employees, officers, directors, consultants and advisors are eligible to participate in the 2000 Stock Incentive Plan, which provides for one third vesting on each anniversary of the grant date.  The contractual grant term is 10 years.  Vested options can be exercised up to 90 days after the termination of the recipient’s relationship with the Company.

Stock option activity is summarized below:

	Number of Shares	Exercise Price Per Share	Weighted- Average Exercise Price Per Share	Aggregate Intrinsic Value
Outstanding at December 31, 2004	601,892	$0.24-$0.35	$0.24
Granted	2,291,000	0.35	0.35
Canceled	(2,118,481)	0.24-0.35	0.34
Exercised	—	—	—

Outstanding at December 31, 2005	774,411	0.24-0.35	0.28
Granted	—	—	—
Canceled	—	—	—
Exercised	—	—	—

Outstanding at September 30, 2006	774,411	$0.24-$0.35	$0.28	$274,631
Exercisable at September 30, 2006	273,872	$0.24-$0.35	$0.25	$105,083
Vested at September 30, 2006	273,872	$0.24-$0.35	$0.25	$105,083

(6) Stock Based Compensation (continued)

The ranges of exercise prices for options outstanding and options exercisable at September 30, 2006, were as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Number of Shares	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)
$0.24	494,411	$0.24	7.87	247,206	$0.24	7.87
0.35	280,000	0.35	8.42	26,666	0.35	8.26

Total	774,411	$0.28	8.07	273,872	$0.25	7.91

A summary of the status of the Company’s unvested stock as of  September 30, 2006 and changes during the nine months ended September 30, 2006, is as follows:

Unvested Shares	Number of Shares	Weighted Average Grant- Date Fair Value
Unvested at December 31, 2005	650,808	$0.29
Granted	—	—
Vested	(150,269	0.25
Cancelled	—	—

Unvested at September 30, 2006	500,539	$0.30

(7) SEP IRA Plan

The Company’s SEP IRA Plan (the “Plan”) covers all eligible employees and allows for voluntary contributions by eligible employees. The Company matches up to 3% of eligible employee compensation up to a specified amount. The Company contributed $33,312, and $30,642 to the SEP IRA Plan for the nine months ended September 30, 2006 and year ended December 31, 2005, respectively.

(8) Credit Facility

From January 30, 2004 to May 2, 2006, the Company maintained a $500,000 revolving line of credit with a bank. Effective May 2, 2006, the Company amended the facility, reducing the borrowing limit to $250,000.  The line of credit is secured by the assets of the Company, and requires the Company to repay the outstanding balance for a period of 30 consecutive days in each year. Interest is payable monthly at an interest rate of 8.75% at September 30, 2006.  This line of credit was terminated by the Company on December 19, 2006.

(9) Legal settlement

In March 2006, the Company reached a settlement with a customer which resolved certain licensing and servicing issues.  As part of this settlement, the Company received $4,000,000.  In addition, the parties reached an agreement whereby the Company will provide maintenance on installed software for a period of 4 years.  The present value of this amount was recognized as unbilled receivable of approximately $1,000,000.  Deferred revenue of $184,000 was recorded for the estimated fair value of the maintenance and support services to be performed.  The settlement resulted in a gain of $4,016,749, net of legal fees of approximately $800,000, and is included in operating income in the accompanying statement of operations.

(10) Commitments, Contingencies and Guarantees

On or about September 15, 2006, J. Patrick Mansfield, a former employee of the Company, filed a complaint against the Company and the Chief Executive Officer of the Company (together, the “Defendants”), with the Massachusetts Superior Court for Essex County (Civil Action No. 6-1756), asserting among other things breach of contract, violations of the Massachusetts Weekly Payment of Wages Act, breach of fiduciary duty, intentional misrepresentation, and breach of covenant of good faith and fair dealing for the alleged failure of Defendants to pay wages allegedly owed to Mr. Mansfield, the alleged failure of Defendants to acknowledge Mr. Mansfield’s alleged ownership interest in BlueChip and the alleged improper termination of Mr. Mansfield’s employment.

While management currently believes that resolving the aforementioned legal matter will not have a material adverse impact on the Company’s financial position, the litigation noted above is subject to inherent uncertainties, including the risk of an unfavorable outcome, and management’s view of these matters may change in the future. An unfavorable outcome could include monetary damages or, in cases where injunctive relief is sought, an injunction prohibiting certain activities. Were an unfavorable final outcome to occur, there exists the possibility of a material adverse impact on the Company’s financial position, cash flows and results of operations for the period in which the effect becomes reasonably estimable.

The Company enters into standard indemnification agreements in its ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally its resellers or certain customers, in connection with any United States patent, or any copyright or other intellectual property infringement claim by any third party with respect to its products. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes that the estimated amounts of potential liability arising out of these agreements is minimal.

The Company warrants that its software products will perform in all material respects in accordance with its standard published specifications in effect at the time of delivery of the licensed products to certain of its customers generally for 90 days. If necessary, the Company would provide for the estimated cost of product warranty based on specific warranty claims and claim history, however, the Company has never incurred significant expense under its product warranty. As a result, the Company believes that the estimated amounts of potential liability arising out of these agreements is immaterial.  In addition, revenue is not ordinarily recognized until the warranty period has expired.

The Company leases its current office space used as its headquarters and primary business location in Danvers, Massachusetts. The current lease expires July 31, 2007.  The Company will be required to make lease payments related to this lease of $20,400 and $47,600,  for the three months ended December 31, 2006 and the seven months ended July 31, 2007, respectively, plus taxes and common area maintenance.

Rent expense included in the accompanying statements of operations was $80,233 and $107,738 for the nine months ended September 30, 2006 and year ended December 31, 2005, respectively.

(11) Subsequent Event

On December 29, 2006, Omtool, Ltd. acquired all of the outstanding stock of the Company for aggregate proceeds of approximately $4.1 million comprised of cash, stock, and a note payable to the Company’s Stockholder.